NextPlay Technologies, Inc. 8-K

Exhibit 10.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of June , 2021 (the “Effective Date”), is entered into by and among (i) the parties set forth as Sellers on Exhibit A hereto (each, a “Seller” and together, “Sellers”); (ii) Monaker Group, Inc., a Nevada corporation (“Purchaser”); and (iii) International Financial Enterprise Bank, Inc., a Puerto Rico Act 273-2012 corporation with headquarters located at 268 Ponce de Leon, Suite 1012, San Juan, PR 00918 (“IFEB” or the “Company”). Each of IFEB, Sellers and Purchaser may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, each Seller owns the number of shares of authorized and outstanding Class A common stock, par value $0.01 per share, of IFEB (“IFEB Class A Common Stock”) set forth next to such Seller’s name on Exhibit A, and Sellers collectively own One Million Six Hundred Forty-nine Thousand Six Hundred Fourteen (1,649,614) shares of IFEB Class A Common Stock in the aggregate which represents approximately 42.94% of the total issued and outstanding IFEB Class A Common Stock (collectively the “IFEB Shares”);

WHEREAS, Purchaser is a NASDAQ-listed company with Eighty-Seven Million One Hundred Thousand and Four Hundred Three (87,100,403) issued and outstanding shares of common stock, par value $0.00001 per share;

WHEREAS, Purchaser previously acquired and currently owns [2,191,489] shares of IFEB Class A Common Stock, constituting approximately 57.06% of all issued and outstanding IFEB Class A Common Stock, and now desires to acquire the IFEB Shares from Sellers, which will result in Purchaser owning 100% of the issued and outstanding IFEB Class A Common Stock;

WHEREAS, Sellers, subject to the terms and conditions herein, including without limitation compliance by Purchaser and IFEB of the covenants and conditions set forth in Section 8 of this Agreement, desire to effect a tax-free exchange under Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code, of their IFEB Shares for the number of shares of restricted common stock in the Purchaser, par value $0.00001 per share (“MG Stock”), set forth opposite such Seller’s name on Exhibit A, as calculated in accordance with the exchange ratio set forth herein (the “Seller MG Shares”), and the Purchaser desires to issue the Seller MG Shares to Sellers, in exchange for the IFEB Shares, subject to the terms and conditions hereof, including, without limitation Section 5; and

WHEREAS, the Sellers and Purchaser desire to set forth in writing the terms and conditions of their agreement and understanding concerning the exchange of the IFEB Shares for the Seller MG Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency and receipt of, the Parties hereto agree as follows:

AGREEMENT

1.            Recitals. The foregoing recitals are true, correct, and complete in all respects and are incorporated herein by this reference.

2.            Share Exchange. At the Closing (hereinafter defined), each Seller shall transfer, sell, convey, assign and deliver such Seller’s IFEB Shares to Purchaser and Purchaser shall issue and deliver the Seller MG Shares to the Sellers in exchange for such Seller’s IFEB Shares, calculated in accordance with Section 3 below.

3.            Consideration. The exchange ratio for the IFEB Shares shall be one Purchased Share in exchange for 1.168 shares of MG Stock. The exchange ratio is equal to a fraction, the numerator which reflects the agreed upon price per share of $2.92 per Purchaser Share, and the denominator which reflects the agreed upon value of each Purchaser MG Stock share of $2.50 to be used in determining the number of MG Shares necessary to equal the value of the IFEB Shares.

4.            [Intentionally omitted.]

5.            Representations and Warranties of Sellers. Each Seller, individually and not jointly or severally, represents and warrants to Purchaser as of the Effective Date and the Closing Date, that:

(a)           This Agreement has been duly executed and delivered by each Seller and (assuming the due authorization, execution and delivery hereof by the Purchaser) constitutes the valid and binding obligation of the respective Seller enforceable against each Seller in accordance with its terms.

(b)           The sale is being conducted in compliance with, and subject to, the shareholders’ agreement dated as of March 14, 2018 between IFEB and its shareholders (the “Shareholders’ Agreement”), except to the extent the terms of the Shareholder’s Agreement would not have a material and adverse effect on the consummation of the transactions contemplated hereby. Sellers acknowledge that the Shareholders’ Agreement, in addition to its other terms and conditions, requires a majority vote of the board of directors of IFEB to relinquish IFEB’s right of first refusal to purchase the IFEB Shares and for each shareholder to likewise waive its right of first refusal to purchase the IFEB Shares of the other shareholders. By its signature hereto, each Seller is waiving its right of first refusal with respect to every other Seller’s sale and exchange of IFEB Shares.

(c)           No Seller is an officer, director or employee of Company, except as otherwise noted on Exhibit B hereto.

(d)           Each Seller is the sole record and beneficial owner of the IFEB Shares and has good and marketable title to all of the IFEB Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Each Seller has sole managerial and dispositive authority with respect to the IFEB Shares and has not granted any person a proxy or option to buy the IFEB Shares that has not expired or been validly withdrawn. The sale and delivery of the IFEB Shares held by each applicable Seller to the Purchaser pursuant to this Agreement will vest in the Purchaser the legal and valid title to the IFEB Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever, except for those associated with the restricted nature of the securities.

(e)           The IFEB Shares being exchanged hereunder are validly issued, fully paid and nonassessable.

(f)           Additional Representations:

(i)	Each Seller is an “accredited investor”, as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and has completed a Certificate of Accredited Investor Status in the form of Exhibit C hereto;

(ii)	Each Seller is acquiring the Seller MG Shares, for its or his or her own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws. Each Seller can bear the economic risk of investment in the Seller MG Shares, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Seller MG Shares. Each Seller recognizes that the Seller MG Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Seller MG Shares is registered under the Securities Act or unless an exemption from registration is available. Each Seller has carefully considered and has, to the extent it, he or she believes such discussion necessary, discussed with its, his or her respective professional, legal, tax and financial advisors, the suitability of an investment in the Seller MG Shares for its, his or her particular tax and financial situation and its, his or her respective advisers, if such advisors were deemed necessary, have determined that the Seller MG Shares is a suitable investment for it, him or her. Each Seller has not been offered the Seller MG Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to each Seller’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Each Seller has had an opportunity to ask questions of and receive satisfactory answers from Purchaser, or persons acting on behalf of Purchaser, concerning the terms and conditions of the Seller MG Shares and Purchaser, and all such questions have been answered to the full satisfaction of each Seller (as applicable). Each Seller is relying on its, his or her own investigation and evaluation of Purchaser and the Seller MG Shares and not on any other information.

(iii)	Each Seller understands and acknowledges that each certificate or instrument representing the Seller MG Shares will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the Securities Act, or unless an exemption from registration exists in connection therewith:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

(iv)	Prior to each Seller’s entry into this Agreement, such Seller has had an opportunity to review, and has in fact reviewed, (i) the Company’s Annual Report on Form 10-K for the year ended February 28, 2021; and (ii) the Company’s current reports on Form 8-K and Form 10-Qs as filed with the SEC (which filings can be accessed by going to https://www.sec.gov/search/search.htm, typing “Monaker Group” in the “Company name” field, and clicking the “Search” button), from January 1, 2021, to the Effective Date, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company. Each Seller acknowledges that due to its, his and her receipt of and review of the information described above, such Seller has received similar information as would be included in a Registration Statement filed under the Securities Act.

(v)	Each Seller acknowledges that it, she or he is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Seller MG Shares, and further acknowledges that the Purchaser is entering into this Agreement with such Sellers in reliance on this acknowledgment and with each Seller’s understanding, acknowledgment and agreement that the Purchaser is privy to material non-public information regarding the Purchaser (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as a Seller, when making investment disposition decisions, including the decision to enter into the Agreement, and each Seller’s decision to enter into the Agreement is being made with full recognition and acknowledgment that the Purchaser is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to such Seller. Each Seller hereby waives any claim, or potential claim, it, he or she has or may have against the Purchaser relating to the Purchaser’s possession of Non-Public Information.

6.            Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as of the Effective Date and the Closing Date:

(a)          This Agreement has been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery hereof by the Sellers) constitutes the valid and binding obligation of the Purchaser enforceable against Purchaser in accordance with its terms. The execution, delivery and performance by the Purchaser of this Agreement (i) does not contravene the terms of the Purchaser’s organizational documents, (ii) does not violate, conflict with or result in any breach or contravention of, or the creation of any lien or encumbrance under, any contractual obligation of the Purchaser or any law applicable to the Purchaser, and (iii) does not violate any orders of any governmental authority against, or binding upon, the Purchaser.

(b)          Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and all jurisdictions where the nature of its business requires such licensing or qualifications. Purchaser has all necessary corporate power and authority to conduct its business in the manner which its business is currently being conducted and to enter into this Agreement and perform its obligations hereunder.

(c)           Except as set forth in this Agreement or otherwise obtained and delivered to Sellers prior to the Closing, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any or any entity, governmental agency, other person or individual, and no lapse of a waiting period under any applicable law, is required to be obtained by the Purchaser in connection with the execution, delivery, or performance by the Purchaser, of this Agreement.

(d)          All of the issued and outstanding Seller MG Shares at the Closing (i) will have been duly authorized, validly issued, fully paid and are non-assessable, (ii) will have been issued in compliance with all applicable federal and state securities laws, (iii) will not have been issued in violation of any agreement, arrangement or commitment to which Company or any of its affiliates is a party or is subject to or in violation of any preemptive or similar rights of any person, and (iv) will have the same rights, preferences, powers, restrictions and limitations of all other common stock of the Purchaser.

(e)          On the Effective Date, the Seller MG Shares issued to Sellers represent, in the aggregate 2.214% of the issued and outstanding shares of common stock of Purchaser.

(f)           Since February 28, 2021, there has been no material adverse change in the financial or other condition, properties or business operations of Purchaser which has not been disclosed in a report filed with the Securities and Exchange Commission.

(g)          Purchaser has conducted its own independent investigation, review and analysis of the IFEB Shares and the business and assets of IFEB, together with the results of operations, prospects, conditions (financial or otherwise) of the same and acknowledges that it has been provided adequate access to the personnel, assets, properties, premises, books and records and other documents and data of Company for such purpose. Purchaser acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser has relied on its own independent investigation and due diligence and on the representations and warranties of Sellers set forth in Section 5 of this Agreement. Purchaser has not relied on any representations and warranties, express or implied, other than the representations and warranties of Sellers set forth in Section 5 of this Agreement. The Purchaser acknowledges that it is purchasing the IFEB Shares on an “As Is” basis, with no representations or warranties by the Sellers, whether express or implied with respect to the IFEB Shares or the Company other than the representations and warranties set forth in Section 5.

(h)          Purchaser understands that the IFEB Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable state securities laws. Purchaser is an “accredited investor”, as such term is defined in Regulation D of the Securities Act, and is purchasing the IFEB Shares for investment, for its own account and not with a view to distribution thereof.

(i)            Intentionally Deleted.

(j)           The IFEB Shares do not trade publicly. Purchaser agrees, based on its due diligence, that the price set forth in the exchange ratio set forth in Section 3 above is fair and reasonable for the IFEB Shares.

7.            Representations and Warranties of Company.

(a)           IFEB represents and warrants to Purchaser as of the Effective Date, which representations and warranties shall also be true as of the Closing Date, as follows:

(i)         IFEB is a corporation duly incorporated, validly existing and in good standing under the laws of Puerto Rico and has all necessary power and authority to conduct its business and own its properties as now conducted and owned.

(ii)        For all periods ended on or prior to the Effective Date, IFEB has accurately completed, in all material respects, and has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the Internal Revenue Service, the Commonwealth of Puerto Rico, any other states or governmental subdivisions and all foreign countries and has paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies known to be due.

(iii)       IFEB has no subsidiaries.

(iv)       Since the last annual financial statement dated December 31, 2020, there has been no material adverse change in the financial or other condition, properties or business operations of IFEB.

(v)        There are no suits, proceedings or investigations pending or, to IFEB’s knowledge, threatened against or affecting IFEB or an officer of IFEB which is reasonably likely to have a material adverse effect on the business, assets, or financial condition of IFEB.

(vi)       IFEB is operated under its certificate of incorporation, bylaws and the permit to commence operations issued by the Office of the Commissioner of Financial Institutions of Puerto Rico (the “Commissioner”), which office granted IFEB an amended and restated permit to organize as an international financial entity under Act 273-2012, dated November 1, 2017, subject to the conditions and limitations set forth in such permit. IFEB is in material compliance with its corporate governing documents and all applicable laws and regulations related to its business.

(vii)      The sole class of common voting equity of Company is its Class A common stock. All of the issued and outstanding IFEB Shares (i) have been duly authorized, validly issued, fully paid and are non-assessable, (ii) subject to Section 5(e) above, have been issued in compliance with all applicable federal and state securities laws, (iii) will not have been issued in violation of any agreement, arrangement or commitment to which Company or any of its affiliates is a party or is subject to or in violation of any preemptive or similar rights of any person, and (iv) will have the rights, preferences, powers, restrictions and limitations of IFEB’s Class A common stock.

(viii)     Company is not subject to any formal order (other than orders applicable to international financial entities generally and as set forth in its charter and permit to organize) with any federal or state agency charged with the supervision or regulation of banks, including, without limitation, the Federal Deposit Insurance Corporation (“FDIC”). IFEB is not FDIC-insured.

(ix)        Prior to the Closing, Company will not issue any stock or other equity to any party, and the percentage of issued and outstanding Class A common stock of the Company being purchased by Purchaser shall be as set forth in the Recitals.

(b)           IFEB and Monaker acknowledge and agree that the covenants set forth in Section 8 of this Agreement are an additional consideration for each Seller, including without limitation, Richard Balles (“Balles”), Robert Fiallo (“Fiallo”), Ronald Poe (“Poe”), David Nissman (“Nissman”) and Steven Solomon (“Solomon”), entering into this Agreement and transferring the IFEB Shares to Purchaser. IFEB and Purchaser hereby represent and warrant to each Seller, including without limitation Balles, Fiallo, Poe, Nissman and Solomon, that IFEB will abide by the covenants set forth in Section 8 and will take no action in contravention of the covenants set forth Section 8.

8.            Covenants of Purchaser and IFEB. As condition to the closing on the sale of the IFEB Shares to Purchaser, Purchaser, and Todd Bonner and Bill Kerby do hereby covenant and agree:

(a)           (i) Solomon, Nissman and Balles (the “Legacy Board Members”) shall remain on the Board of Directors of IFEB (the “Board”) for a period of one year after the Closing and delivery of the Seller MG Shares, in the amounts determined in accordance with Section 3 of this Agreement, to each Seller (the “Legacy Control Period”), subject to rights to remove such Legacy Board Members if such continued appointment/service as board members would violate the fiduciary duties of any other Board members.

(ii) From and after the Closing until the end of the Legacy Control Period, the Legacy Board Members, along with all other members of the Board shall each be paid, at the Option of Purchaser, (x) Five Thousand Dollars ($5,000.00) per month or (y) in the form of MG Shares, the amount of MG Shares necessary to equal payments of $5,000.00 per month based on the trading price of the MG Shares at the close of business of the last trading day of the prior calendar month. Notwithstanding the above, Nissman, in his sole discretion, shall have right to elect to receive payments of $5,000.00 in cash as opposed to receiving MG Shares valued at $5,000.00 each month.

(iii) It is understood and agreed that Balles or parties affiliated with Balles have two loans outstanding with IFEB, the first is a loan from IFEB to Galveston Place Properties, LLC in the original principal amount of $705,000.00 (the “Galveston Loan”) and the second is a loan from IFEB to 3626 Georgia AVE., LLC in the original principal amount of $835,000.00 (the “Georgia Loan” with the Georgia Loan and the Galveston Loan being collectively referred to as the “Balles Loans”). The Balles Loans will be extended for a period of 90 days following the Closing (the “Initial Extension”) with Balles having the right, in his sole discretion, to further extend one or both of the Balles Loans for an additional period of 60 days (the “Second Extension”) upon payment of an extension fee in the amount of 0.5% of the outstanding principal balance of each such extended Balles Loan. In the event Balles does not repay the Balles Loans by the end of the Second Extension period, Balles will resign his position on the Board and the Board shall select either Fiallo or Poe to replace Balles on the Board. In addition to the above, during the period that one or both of the Balles Loans remains unpaid or outstanding, Balles agrees to pledge a portion of Balle’s Seller MG Shares equal to 100% of the outstanding principal balance of the Balles Loans as further collateral for the repayment of the Balles Loans.

(b)          At Closing, Purchaser will elect or otherwise appoint Todd Bonner, Jess Bonner, Don Monaco, Bill Kerby and Jan Reinhart as approved by the Legacy Board as additional directors to the Board

(c)          At or prior to the Closing, Poe shall be hired as Vice-President of Longroot, Inc., a Delaware corporation (“Longroot”), an affiliate of Purchaser, pursuant to a separate employment agreement to be mutually agreed upon between Poe and Longroot (the “Poe Employment Agreement”) pursuant to which Poe will be given a salary of $120,000.00 per year and profit sharing as more particularly set forth in the Poe Employment Agreement. The term of the Poe Employment Agreement shall be for a period of one year and shall be executed and delivered at Closing.

(d)          At or prior to Closing, Fiallo shall be hired by a newly-formed entity (the “Parent Entity”), which shall be an affiliate of Purchaser, the Company, Longroot, a to be formed Fin-Tech Company (the “Fin-Tech Entity”, with the Fin-Tech Entity, the Company, Purchaser and Longroot, together with any other subsidiaries of the Parent Entity being collectively referred to as the “Parent Subsidiaries”) pursuant to a separate employment agreement (the “Fiallo Employment Agreement”). Should the Parent Entity not be formed by Closing, Fiallo shall continue to be employed by the Company or such other company acceptable to Fiallo in his sole, but reasonable discretion, with such employment and the respective compensation set forth in this sub-section (d) guaranteed by Purchaser and the Company until such time as the Parent Entity is formed and the Parent Subsidiaries have been added as subsidiaries of the Parent Entity. At such time as the Parent Subsidiaries become subsidiaries of the Parent Entity, Fiallo will become a member of the Board of Directors of Parent Entity in addition to having the title of Managing Director in charge of business development. The Fiallo Employment Agreement shall provide that Fiallo will receive a base salary of $300,000.00 per year, plus a bonus equal to 3% of the profits for the Parent Subsidiaries and any other business units or affiliates of the Parent Entity related to profits from projects Fiallo works with or assists in business development as jointly determined by Fiallo and the Parent Entity. The term of the Fiallo Employment Agreement shall be for a period of one year and shall be executed simultaneously with the purchase of the Seller IFEB Shares at Closing. The Fiallo Employment Agreement may only be terminated for cause as defined in the Fiallo Employment Agreement. In addition to Fiallo’s duties under the Fiallo Employment Agreement, Fiallo shall remain as interim chief executive officer of IFEB until a suitable candidate is selected by Fiallo and hired by IFEB.

9.            The Company shall terminate Ralph Fatigate (“Fatigate”) as CEO of IFEB. In connection with such termination, the Company will endeavor to enter into a settlement, non-solicitation and non-disparagement agreement with Fatigate (the “Fatigate Agreement”), whereby Fatigate is prohibited from having any contact with the Company, or any of their respective employees, officers, directors, and/or shareholders. Any payments made to Fatigate pursuant to the Fatigate Agreement shall be the responsibility of the Purchaser.

10.         Closing. The purchase and sale of the IFEB Shares shall take place at a closing to be held at such time, place and manner as shall be agreed upon by the Parties (the “Closing” and the date on which the Closing occurs, the “Closing Date”). The Closing shall occur on or before July 14, 2021, subject to the conditions to closing occurring as discussed below. As a condition to Closing:

(a)        Each of the representations and warranties of Purchaser hereunder shall be true and correct at the Closing as though made at the Closing Date and Purchaser shall have performed all covenants which by their terms are required to have been performed prior to Closing. Without limiting the foregoing, Purchaser shall have fulfilled, to the reasonable satisfaction of the Seller, all of its obligations pursuant to Section 8 of this Agreement (to the extent to be performed on or prior to the Closing Date), including without limitation the execution and delivery of the Poe Employment Agreement, Fiallo Employment Agreement and the Fatigate Agreement.

(b)        Each of the representations and warranties of Sellers and the Company hereunder shall be true and correct at the Closing as though made at the Closing Date and Sellers shall have performed any covenants which by their terms are required to have been performed prior to Closing.

(c)        Each Seller shall have delivered to Purchaser stock certificates, stock powers or such other instruments as necessary to evidence the transfer of the IFEB Shares and a signed and completed Certificate of Accredited Investor Status.

(d)        Purchaser shall have delivered to each Seller such stock certificates or other instruments as necessary to evidence the issuance of the Seller MG Shares to each Seller in the amounts as set forth in Exhibit A of this Agreement.

(e)        Purchaser shall have obtained all consents, orders, approvals, and/or waivers required to consummate the transactions contemplated herein, including without limitation the approval of its board of directors and shareholders in accordance with applicable law, and shall have delivered to Sellers evidence of the same in form and substance reasonably satisfactory to Sellers.

(f)         The Company shall have obtained any corporate consents or approvals in accordance with applicable law and delivered to Purchaser evidence of the same in form and substance reasonably satisfactory to Purchaser.

11.         Restrictions on Transfer. Each certificate of IFEB Shares shall bear the following legend: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS’ AGREEMENT DATED AS OF MARCH 14, 2018 BETWEEN IFEB AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SHAREHOLDERS’ AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF IFEB.”

12.         Termination.

(a)          This Agreement may be terminated prior to the Closing as follows:

(i)         By the mutual written agreement of the parties;

(ii)        By either Purchaser or Sellers by written notice to the other party hereto if the Closing shall not have occurred by July 29, 2021,, unless such date is extended by the mutual written consent of the Sellers and the Purchaser; provided, however, that such right shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

(iii)       By either party by written notice to the other party, if such other party is in material breach of, or noncompliance with, any of its representations, warranties, covenants, agreements or Closing conditions hereunder, and such material breach, if cureable, is not cured within [10] business days of delivery of written notice of such breach.

(b)          If this Agreement terminates in accordance with this Section 11, it shall become null and void and have no further force or effect, except as provided in Section 11(c).

(c)          In the event Closing does not occur as the result of Purchaser’s failure to proceed in accordance with the terms of this Agreement, Purchaser shall pay all reasonable costs and expenses incurred by Sellers, including, but not limited to all reasonable attorneys’ fees of Seller.

13.          Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, e-mail, courier service or personal delivery and shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one business day after being sent, if sent via a reputable overnight courier service guaranteeing next business day delivery; (iii) five (5) business days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied or e-mailed, in each case to the following addresses:

(i)	if to the Sellers: Steven A. Solomon 11401 Palatine Drive

Potomac, Maryland 20854

with a copy to:

Robert Fiallo

7706 Tilbury Street

Bethesda, MD 20814

with a copy to:

Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.

One South Street, 27th Floor

Baltimore, Maryland 21202

Attn: Robert M. Ercole, Esq.

Email: rme@nqgrg.com

(ii)	if to the Purchaser:

William Kerby

1560 Sawgrass Corporate Parkway

Suite 130

Sunrise, FL 33323

with copy to:

David Love

The Loev Law Group

6300 West Loop South, Suite 280

Bellaire, Texas 77401

14.          Miscellaneous.

(a)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(b)           Attorney’s Fees. IFEB shall pay the respective reasonable legal fees and expenses in connection with the preparation of this Agreement and the subsequent Closing.

(c)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)         Brokers. Each Party represents that is has not dealt with any broker, finder, commission agent, or other similar person in connection with the offer or sale of the IFEB Shares and the transaction contemplated by this Agreement and is under no obligation to pay any broker’s fee, finder’s fee, or commission in connection with such transaction.

(e)           Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(f)           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE.

(g)          Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors, heirs, and permitted assigns. This Agreement is personal to the Parties and the rights and obligations hereunder shall not be assignable without the express written consent of all Parties.

(h)           Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties and their successors, heirs, or permitted assigns, any rights or remedies under or by reason of this Agreement.

(i)            Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(j)            Amendment. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the Parties.

(k)           Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto and supersedes all prior agreements regarding the subject matter hereof, including, but not limited to the Prior Purchase Agreements which have been rescinded.

(l)            Review and Construction of Documents. Each Party represents to the others that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

[Signature Page to Share Exchange Agreement Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above to be effective as of the Effective Date.

SELLERS:			PURCHASER:
BC Trust	375,000	shares	Monaker Group, Inc.

By:	/s/ Nelson Jose Maranho de Sousa	By:	/s/ William Kerby
	Nelson Jose Maranho de Sousa, as Trustee		Name: William Kerby
Title: CEO

CM Trust	375,000	shares
COMPANY:

By:	/s/ Pamela Lima	International Financial Enterprise Bank, Inc.
Pamela Lima, as Trustee
		By:	/s/ Richard Balles
RMB Trust	259,148	shares	Name: Richard Balles
Title: EVP

By:	/s/ Cobbie Prather
	Cobbie Prather, as Trustee	As to the Covenants in Section 8 only

TJ Trust	375,000	shares
			By:	/s/ William Kerby

By:	/s/ Todd Lubar	William Kerby
Todd Lubar, as Trustee

			By:	/s/ Todd Bonner
Capital Venture Trust	170,000	shares		Todd Bonner

By:	/s/ Richard Balles
Richard Balles, as Trustee

Santa Clara [Trust]		95,464.7	shares

By:	/s/ Carline Moraes
	Carline Moraes, as Trustee
		20,000	shares

By:	/s/ Gary Hoyer
Gary Hoyer, an individual and employee

[Signature Page to Share Exchange Agreement cont’d]

20,000 shares

By:	/s/ Ingrid Periz
Ingrid Periz, an individual

1,000 shares

By:	/s/ Richard Balles
Richard Balles, an individual and director

1,000 shares

By:	/s/ Tracy Berriman
Tracy Berriman, an individual and director

1,000 shares

By:	/s/ Gavriel Kahane
Gavriel Kahane, an individual and former director

1,000 shares

By:	/s/ David Nissman
David Nissman, an individual and director

1,000 shares

By:	/s/ Steve Solomon
Steve Solomon, an individual and director